Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the business combination of Corautus Genetics Inc. (“Corautus”) and VIA Pharmaceuticals, Inc. (“VIA”), which was completed on June 5, 2007. In connection with the merger, VIA became a wholly owned subsidiary of Corautus. Immediately following the closing of the merger on June 5, 2007, VIA was merged with and into Corautus, pursuant to which Corautus continued as the surviving corporation (the “Parent-Subsidiary Merger”). Immediately following the Parent-Subsidiary Merger, Corautus changed its name to “VIA Pharmaceuticals, Inc.”

The merger will be accounted for as a reverse acquisition in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, Corautus is treated as the “acquired” company for financial reporting purposes. On June 5, 2007, Corautus had $11,153,558 of net cash. Under the terms of the merger agreement, this level of cash entitled VIA stockholders to retain control of the combined company and, as of the closing of the merger, holders of VIA’s equity securities own 77.78% of the capital stock of the combined company (on a fully diluted basis). Immediately following the merger, the Board of Directors of the combined company consisted of seven directors, three of whom were directors of VIA, one of whom was a director of Corautus and three of whom were designated by VIA prior to the closing of the merger. In addition, VIA’s senior management team now manages the operations of the combined company. In accordance with guidance applicable to these circumstances, the merger was considered to be a capital transaction in substance. Accordingly, for accounting purposes, the merger was treated as the equivalent of VIA issuing stock for the net assets of Corautus. The net assets of Corautus were stated at fair value, which approximates historical cost, with no goodwill or other intangible assets recorded. VIA’s deficit accumulated in the development stage was carried forward after the merger.

The unaudited pro forma condensed combined financial statements presented below are based on the historical financial statements of Corautus and VIA, adjusted to give effect to the acquisition of Corautus by VIA for accounting purposes. The pro forma adjustments are described in the accompanying notes presented on the following pages.

The unaudited pro forma condensed combined balance sheet as of March 31, 2007 gives effect to the proposed merger as if it occurred on March 31, 2007 and combines the historical balance sheets of Corautus and VIA as of March 31, 2007. The VIA balance sheet information was derived from its unaudited balance sheet as of March 31, 2007 included in Exhibit 99.2 filed with this Form 8-K/A. The Corautus balance sheet information was derived from its unaudited balance sheet as presented in its Form 10-Q for the three months ended March 31, 2007 that was filed with the SEC on May 15, 2007.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the three months ended March 31, 2007 combine the historical results of VIA and Corautus and are presented as if the merger was consummated on January 1, 2006. The historical results of VIA were derived from its audited results of operations for the year ended December 31, 2006 included in Exhibit 99.1 filed with this Form 8-K/A and unaudited results of operations for the three months ended March 31, 2007 included in Exhibit 99.2 filed with this Form 8-K/A. The Corautus results of operations were derived from its audited results of operations for the year ended December 31, 2006 included in its Definitive Proxy Statement on Schedule 14A filed with the SEC on May 10, 2007 and unaudited results of operations for the three months ended March 31, 2007 as presented in its Form 10-Q for the three months ended March 31, 2007 that was filed with the SEC on May 15, 2007.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Corautus and VIA been a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of the close of the merger. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of VIA and Corautus referred to above.

VIA PHARMACEUTICALS, INC.

(A Development Stage Company)

Unaudited Pro Forma Condensed Combined Balance Sheets

	As of March 31, 2007
	VIA	Corautus Genetics	Pro Forma Adjustments			Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,542,531	$983,021	$			$5,525,552
Short-term investments		11,475,000				11,475,000
Prepaids and other assets	156,312	252,845		(252,845)	B	156,312

Total current assets	4,698,843	12,710,866		(252,845)		17,156,864
PROPERTY AND EQUIPMENT—Net	267,786	4,381		(4,381)	B	267,786
OTHER NONCURRENT ASSETS	95,319					95,319

TOTAL	$5,061,948	$12,715,247		$(257,226)		$17,519,969

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$1,826,472	$35,344	$			$1,861,816
Accrued expenses and other liabilities	1,759,877	314,433		1,790,000	A	7,614,310
				3,750,000	C
Current portion of capital lease obligation	2,806					2,806
Deferred revenue, current portion		83,333		(83,333)	B

Total current liabilities	3,589,155	433,110		5,456,667		9,478,932
Other non-current liabilities
Capital lease obligation—non-current	1,307					1,307
Deferred revenue, net of current portion		611,111		(611,111)	B
Deferred rent	4,776					4,776

Total liabilities	3,595,238	1,044,221		4,845,556		9,485,015

SHAREHOLDERS’ EQUITY (DEFICIT):
VIA:
Common stock, $0.001 par value—150,000,000 shares authorized; 2,051,041 shares issued and outstanding	2,051			(2,051)	C	9,431
				9,431	C
Preferred stock—Series A, $0.001 par value - 50,000,000 shares authorized, 18,226,942 issued and outstanding	18,227			(18,227)	C
Additional paid-in capital	26,233,632			8,727,874	C	34,961,506
Accumulated other comprehensive income	14,619					14,619
Deficit accumulated in the development stage	(24,801,819)			(2,428,974)	C	(26,793,575)
				437,218	B
Corautus:
Common stock, $0.001 par value—100,000,000 shares authorized
19,759,078 shares issued		19,759		(19,759)	C
Preferred stock—Series C, 2,000 shares issued and outstanding		2				2
Preferred stock—Series D, 1,385,377 shares issued and outstanding		1,385		(1,385)	C
Preferred stock—Series E, 2,475,659 shares issued and outstanding		2,476		(2,476)	C
Additional paid-in capital		134,989,195		(134,989,195)	C
Treasury stock - 30,244 shares at cost		(157,029)				(157,029)
Deficit accumulated in the development stage		(123,184,762)		124,974,762	C
				(1,790,000)	A

Total shareholders’ equity (deficit)	1,466,710	11,671,026		(5,102,782)		8,034,954

TOTAL	$5,061,948	$12,715,247		$(257,226)		$17,519,969

See notes to the financial statements.

VIA PHARMACEUTICALS, INC.

(A Development Stage Company)

Unaudited Pro Forma Condensed Combined Statement of Operations

	Three months ended March 31, 2007
	VIA	Corautus Genetics	Proforma Adjustments		Proforma Combined
REVENUES:
Revenues	$—	$20,833	$—		$20,833
Cost of revenues	—	—	—		—

Net service revenues	—	20,833	—		20,833

OPERATING COSTS AND EXPENSES:
Research and development	3,189,663	62,083	—		3,251,746
General and administration	3,084,061	1,642,220	—		4,726,281

Total operating costs and expenses	6,273,724	1,704,303	—		7,978,027

OPERATING LOSS	(6,273,724)	(1,683,470)	—		(7,957,194)
OTHER INCOME (EXPENSE)
Interest income	49,086	162,513	—		211,599
Interest expense	(55,292)	—	—		(55,292)
Other income (expense)	(5,858)	2,781	—		(3,077)

Total other income/(expense)	(12,064)	165,294	—		153,230

NET LOSS	$(6,285,788)	$(1,518,176)	$—		$(7,803,964)
Series E preferred stock Dividend	—	(249,175)	—		(249,175)

Net loss available to common shareholders	$(6,285,788)	$(1,767,351)	$—		$(8,053,139)

Basic and diluted loss per share:
Continuing operations	$—	$(0.80)	$—		$(0.91)

Weighted average shares outstanding basic and diluted	—	1,315,250	7,506,610	(D)	8,821,860

VIA PHARMACEUTICALS, INC.

(A Development Stage Company)

Unaudited Pro Forma Condensed Combined Statement of Operations

	Year ended December 31, 2006
	VIA	Corautus Genetics	Proforma Adjustments			Proforma Combined
REVENUES:
Revenues	$—	$83,333	$—			$83,333
Cost of revenues	—	—	—			—

Net service revenues	—	83,333	—			83,333

OPERATING COSTS AND EXPENSES:
Research and development	5,716,222	9,614,175	—			15,330,397
General and administration	2,507,196	6,306,565	—			8,813,761

Total operating costs and expenses	8,223,418	15,920,740	—			24,144,158

OPERATING LOSS	(8,223,418)	(15,837,407)	—			(24,060,825)
OTHER INCOME (EXPENSE)

Interest income	96,668	976,516	—			1,073,184
Interest expense	(498,758)	(497,860)	—			(996,618)
Other income (expense)	(1,379)	—	—			(1,379)

Total other income/(expense)	(403,469)	478,656	—			75,187

NET LOSS	$(8,626,887)	$(15,358,751)	$—			$(23,985,638)
Series E preferred stock Dividend	—	(498,350)	—			(498,350)

Net loss available to common shareholders	$(498,758)	$(15,857,101)	$—			$(24,483,988)

Basic and diluted loss per share:
Continuing operations	$—	$(0.80)	$—			$(0.18)

Weighted average shares outstanding Basic and diluted	—	19,722,002	114,372,485	(E	)	134,094,487

Effect of a reverse stock split on earnings per share (see Note E):

Basic and diluted earnings per share assuming a 1:15 reverse stock split:

Basic and diluted loss per share:
Continuing operations	$—	$(0.38)	$—			$(0.11)

Weighted average shares outstanding basic and diluted	—	1,314,800	7,624,832			8,939,632

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

On February 7, 2007, Corautus and VIA entered into an Agreement and Plan of Merger and Reorganization pursuant to which a wholly-owned subsidiary of Corautus, Resurgens Merger Corp, agreed to merge with and into VIA. On June 5, 2007, VIA and Corautus consummated the merger and VIA became a wholly-owned subsidiary of Corautus. VIA, through a subsequent upstream merger, then merged with Corautus and Corautus’ name was changed to “VIA Pharmaceuticals, Inc.” Pursuant to the terms of the merger agreement, Corautus issued to VIA’s stockholders shares of Corautus common stock and assumed all stock options of VIA outstanding as of the merger closing date, such that VIA’s stockholders and option holders own approximately 77.78% of the combined company on a pro forma fully diluted basis and Corautus stockholders, option holders and warrant holders own approximately 22.22% of the combined company on a pro forma fully diluted basis. The merger qualified as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code. The merger was subject to customary closing conditions, including approval by Corautus and VIA stockholders.

Because holders of VIA equity securities own approximately 77.78% of the voting stock of the combined company after the transaction and control six of the seven seats on the Board of Directors of the combined company, VIA was deemed to be the acquiring company for accounting purposes and the transaction was accounted for as a reverse acquisition under the purchase method of accounting for business combinations in accordance with GAAP. Accordingly, the assets and liabilities of Corautus were recorded as of June 5, 2007, the merger closing date, at their estimated fair values.

2.	Purchase Price

The estimated total purchase price of the proposed merger was as follows (in thousands):

Fair value of Corautus’ common stock	$9,812
Estimated fair value of Corautus stock options and stock warrants assumed	528
Estimated transaction costs of VIA	3,750

Total preliminary estimated purchase price	$14,100

On June 5, 2007, Corautus had 19,728,854 shares of common stock outstanding, and, as part of the merger agreement, holders of Corautus’ Series D and E convertible preferred stock agreed to exchange those shares for 9,131,215 shares of common stock. The fair value of Corautus common stock used in determining the purchase price was $0.34 per share based on the closing price of Corautus’ common stock on June 5, 2007, the date of the merger closing. The fair value of Corautus’ stock options and stock warrants assumed by VIA was determined using the Black-Scholes option pricing model with the following assumptions: stock price of $0.34, which is the value ascribed to the Corautus common stock in determining the purchase price; weighted average exercise price of options and warrants of $3.07 and $5.75, respectively, volatility of 93%; dividend rate of 0%; risk-free interest rate of 5.07%; and a weighted average expected life of 4 years for options and 2.8 years for warrants.

The total purchase price was allocated to the acquired tangible assets and assumed liabilities of Corautus based on their estimated fair values as of the merger closing date. The net assets of Corautus were stated at fair value, with no goodwill or other intangible assets recorded. The excess of purchase price over this fair value of net assets acquired was expensed upon closing of the merger. VIA’s deficit accumulated in the development stage was carried forward after the merger.

The preliminary allocation of the total purchase price, as shown above, to the acquired tangible assets and assumed liabilities of Corautus based on the estimated fair values as of June 5, 2007 and the information available to date are as follows:

	Initial Preliminary Allocation of Purchase Price Based on Net Book Value of Net Assets Acquired	Adjustments	Preliminary Allocation of Purchase Price on Fair Value of Assets Acquired
Cash, cash equivalents and short-term investments	$12,458,021	$—	$12,458,021
Property and equipment	4,381	(4,381)	0
Other assets	252,845	(252,845)	0
Goodwill	—	—	0
Existing assumed liabilities	(1,044,221)	694,444	(349,777)
Merger transaction costs	2,428,974	(437,218)	1,991,756

Total	$14,100,000	$—	$14,100,000

3.	Pro Forma and Purchase Accounting Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments to give effect to certain significant capital transactions of VIA occurring as a direct result of the merger, the acquisition of Corautus by VIA for accounting purposes and an adjustment for contractual compensation liabilities owed to certain Corautus key employees, in accordance with Emerging Issues Task Force, (“EITF”), No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination.

The unaudited pro forma condensed combined financial statements do not include any adjustments for income taxes because the combined company is anticipated to incur taxable losses for the foreseeable future.

The pro forma adjustments are as follows:

(A)

To accrue change of control and severance obligations of $306,000 for certain key employees of Corautus, estimated costs of $630,000 incurred by Corautus to consummate the merger, estimated consulting fees of $582,000 incurred through closing, estimated costs of $250,000 for director and officer insurance covering former Corautus personnel, and estimated contractual cancellation fees of $22,000 incurred through closing. Merger costs included fees payable for legal, accounting, printing and other consulting services.

(B)

To write off $252,845 (100%) of Corautus’ prepaids and current assets, which consisted primarily of non-refundable insurance policies cancelable at the closing of the merger. To write off $4,381 (100%) of Corautus’ property and equipment, which consisted primarily of excess office equipment. To write off $694,444 (100%) of Corautus’ deferred revenue, of which $83,333 was short term and $611,111 was long term. Deferred revenue consisted primarily of an initial $1.0 million in sublicense fees received by Corautus for certain patents licensed to Boston Scientific as part of Boston Scientific’s investment in Corautus. The $1.0 million payment was being recognized ratably over twelve years. The unamortized amount of $694,444 in deferred revenue was written off as there was no ongoing value specific to the patents to VIA following closing of the merger.

(C)

To account for the merger of VIA and Corautus, including the issuance of Corautus common stock in exchange for outstanding pre-merger VIA common stock, the elimination of Corautus’ pre-merger equity, the conversion of outstanding VIA convertible debt and related interest to VIA preferred stock, the issuance of Corautus common stock in exchange for all outstanding VIA preferred stock, and to record the merger transaction costs.

(D)

To eliminate VIA’s weighted average shares outstanding and reflect the issuance of 7,506,610 shares of Corautus common stock pursuant to the merger agreement. The pro forma weighted average shares outstanding was adjusted for a 1 to 15 reverse stock split that was effected by Corautus immediately prior to the closing of the merger on June 5, 2007.

(E)

To eliminate VIA’s weighted average shares outstanding and reflect the issuance of 114,372,485 shares of Corautus common stock pursuant to the merger agreement, prior to the 1 to 15 reverse stock split and adjustments to shares issued for the true Corautus ending cash balance.